UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2014

Automatic Data Processing, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 974-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Registrant’s Annual Meeting of the Stockholders was held on November 11, 2014. There were present at the meeting, either in person or by proxy, holders of 410,840,254 shares of common stock. The following nominees were elected to the Registrant’s Board of Directors for the ensuing year. The votes cast for each nominee were as follows:

Nominee	For	Withheld	Broker Non-Votes

Ellen R. Alemany	346,718,854	1,346,498	62,774,902
Leslie A. Brun	336,488,214	11,577,138	62,774,902
Richard T. Clark	345,559,090	2,506,262	62,774,902
Eric C. Fast	346,727,586	1,337,766	62,774,902
Linda R. Gooden	346,737,096	1,328,256	62,774,902
Michael P. Gregoire	344,596,327	3,469,025	62,774,902
R. Glenn Hubbard	345,221,055	2,844,297	62,774,902
John P. Jones	345,327,315	2,738,037	62,774,902
Carlos A. Rodriguez	346,559,979	1,505,373	62,774,902

The results of the advisory vote on executive compensation of our Named Executive Officers were as follows:

For	Against	Abstained	Broker Non-Votes
335,706,025	10,559,538	1,799,789	62,774,902

The results of the voting to ratify the appointment of Deloitte & Touche LLP to serve as the Registrant's independent registered public accounting firm for the fiscal year that began on July 1, 2014 were as follows:

For	Against	Abstained
404,048,596	5,301,565	1,490,093

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Automatic Data Processing, Inc.

Date: November 11, 2014	By:	/s/ Michael A. Bonarti
Name: Michael A. Bonarti
Title: Vice President